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Exhibit (23)           CONSENT OF INDEPENDENT AUDITORS






We consent to the incorporation by reference in this Annual Report (Form 10-K) of Liqui-Box Corporation and subsidiaries of our report dated March 2, 1995, included in the 1994 Annual Report of Liqui-Box Corporation.

Our audits also included the financial statement schedules of Liqui-Box Corporation and subsidiaries listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Post-effective Amendment No. 1 dated July 18, 1990 to Registration Statement Number 2- 91916 on Form S-8, and in the Post-effective Amendment No. 1 dated July 10, 1990 to Registration Statement Number 33-310321 on Form S-3, and in the Registration Statement Number 33-35815 on Form S-8 dated July 13, 1990, and in the Registration Statement Number 33-35816 on Form S-8 dated July 13, 1990, and in the Registration Statement Number 33-35817 on Form S-8 dated July 13, 1990, and in the Registration Statement Number 33- 42452 on Form S-8 dated August 29, 1991 of our report dated March 2, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) of Liqui-Box Corporation.





                                                               ERNST & YOUNG LLP



Columbus, Ohio
March 29, 1995





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